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                                                                    EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in this Form 8-K/A of our report dated March 24, 1997, except as to the information presented in Note 11, for which the date is April 2, 1997, on our audits of the financial statements for Performance Awareness Corporation as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996.

                                             /s/ COOPERS & LYBRAND L.L.P.

McLean, VA
June 16, 1997